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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

[x]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

     Check the appropriate box:
     [ ]  Preliminary Proxy Statement      [ ]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a - 6(e)(2))
     [ ]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [x]  Soliciting Material Under Rule 14a-12

                           PILGRIM'S PRIDE CORPORATION
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):
     [x]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     [ ]  Fee paid previously with preliminary materials:

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     [ ]  Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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
                                                          (PILGRIM'S PRIDE LOGO)

June 9, 2003

A message to all Pilgrim's Pride partners and their families:

Today marks a special day in Pilgrim's Pride's history. This morning we announced that we're purchasing ConAgra's chicken division. This acquisition will approximately double our revenues and make us the nation's second-largest chicken company. Combined, we'll have annual net sales of approximately $5 billion and be more than 40,000 partners strong.

Buying ConAgra's chicken division represents a major step forward in our strategy to continue adding value to all of our products and services. ConAgra's well-known Pierce(R), Country Pride(R), Easy-Entrees(R) and To-Ricos(R) brands will enhance our prepared foods product offerings. And, ConAgra's highly customized cooked chicken products, including breaded cutlers, sizzle strips and Wing-Dings(R) for restaurants and specialty foodservice customers will complement our existing offerings of pre-cooked breast fillets, tenderloins, burgers, nuggets, salads and other prepared chicken products.

We will also benefit from ConAgra's established relationships with broad-line national distributors. Together, we'll be able to compete on a larger scale and more effectively service the retail food industry. We'll also enhance our technological leadership. With the addition of ConAgra's case-ready processing plant in Gainesville, Georgia, which is scheduled to convert to fixed-weight this summer, we will add to our capabilities to cut and process case-ready, fixed-weight chicken for major national retailers.

ConAgra's operations in Arkansas, Louisiana, West Virginia, Tennessee, Alabama, Georgia and Kentucky complement our operations and will allow us to provide fresh chicken products to supermarkets and other retail customers throughout the United States. As the largest distributor of chicken products in Puerto Rico, ConAgra will also provide Pilgrim's Pride with a solid foothold in a profitable market.

We're forming transition teams, focusing on all facets of our operations, with representatives from both companies, to help ensure the successful integration of our businesses. We will continue to communicate with you as our plans progress. As always, we ask that you continue providing the excellent service that our customers expect.

I hope that you share our enthusiasm about our bright prospects for the future. On behalf of our entire management team, thank you for your continued dedication and support.

Sincerely,

/s/ O.B. GOOLSBY, JR.

O.B. Goolsby, Jr.
President and Chief Operating Officer


IMPORTANT LEGAL INFORMATION: Investors and security holders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by Pilgrim's Pride Corporation and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed with the SEC by Pilgrim's Pride Corporation, at the SEC's web site at www.sec.gov. The proxy statement, and other related documents filed with the SEC by Pilgrim's Pride Corporation, may also be obtained for free by directing a request to Pilgrim's Pride Corporation at 110 South Texas, Pittsburg, Texas, 75686. Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of Pilgrim's Pride Corporation stockholders to approve the transaction at the following address: 110 South Texas, Pittsburg, Texas, 75686.


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                                                          (PILGRIM'S PRIDE LOGO)

9 de junio 2003

Un mensaje para todos los Socios de Pilgrim's Pride y sus familias:

Hoy marca un dia muy especial en la historia de Pilgrim's Pride. Esta manana anunciamos que estamos adquiriendo la division de pollo de ConAgra. Esta adquisicion aproximadamente duplicara nuestros ingresos y nos hara la segunda mas grande compania de la produccion de pollo en el mercado. Combinados, tendremos ventas anuales netas de aproximadamente $5 billones y mas de 40,000 Socios fuertes.

Adquiriendo ConAgra representa un gran paso hacia adelante en nuestra estrategia para continuar agregar el valor de todos nuestros productos y servicios. Las marcas de ConAgra muy bien conocidas como Pierce(R), Country Pride(R), Easy-Entrees(R) y To-Ricos(R), s acrecentaran nuestros ofrecimientos de comidas de productos preparados. Y, los productos de ConAgra de pollo cocidos y preparados al gusto del comprador incluyen cutlers empanizados, sizzle strips y Wing-Dings(R) para restaurantes y clientes del servicio de comidas especiales complementara nuestros ofrecimientos existentes de filetes de pechuga precocidas, filetes, hamburguesas, nuggets, ensaladas, y otros productos de pollo preparados.

Tambien beneficiaremos de las relaciones bien establecidas por ConAgra con distribuidores nacionales. Juntos podremos competir en un gran escala y proveer un servicio mas eficiente a la industria de comidas minoristas. Tambien acrecentaremos nuestro liderato tecnologico. Con la adicion de la planta de proceso de caja lista de ConAgra en Gainesville, Georgia la cual se convertira a peso fijo este verano, agregaremos a nuestra capacidad para cortar y procesar caja lista, pollo de peso fijo para minoristas nacionales.

Las operaciones de ConAgra en Arkansas, Louisiana, West Virginia, Tennessee, Alabama, Georgia y Kentucky complementan nuestras operaciones y nos permitira proveer productos de pollo fresco a los supermercados y a otros clientes minoristas por los Estados Unidos. Como el distribuidor mas grande de productos de pollo en Puerto Rico, ConAgra tambien proveera Pilgrim's Pride con una posicion solida en un mercado rentable.

Estamos formando equipos de transicion enfocando en todas areas de nuestras operaciones con representantes de las dos empresas para ayudarnos asegurar la integracion exitosa de nuestras empresas. Continuaremos comunicarnos con ustedes tocante el progreso de los planes. Como siempre, les pedimos que continuen proveyendo el servicio excelente que nuestros clientes esperan.

Espero que comparten de nuestro entusiasmo tocante nuestras perspectivas brillantes para el futuro. De parte de todo nuestro equipo de direccion, gracias por su dedicacion y apoyo.

Sinceramente,


/s/ O.B. GOOLSBY, JR.

OB Goolsby
Presidente y Ejecutivo de Operaciones

INFORMACION LEGAL IMPORTANTE: Inversionistas y poseedores de seguridades se urgen leer la declaracion de poder tocante la transaccion sugerida cuando este disponible porque contendra informacion importante. La declaracion de poder se archivara con el U.S. Securities and Exchange Commission por Pilgrim's Pride y poseedores de seguridades podran obtener una copia de la declaracion de poder gratis cuando se haga disponible, y otros documentos archivados con el SEC por la Corporacion de Pilgrim's Pride, en el sitio del web del SEC www.sec.gov. La declaracion de poder o otros documentos relacionados archivados con el SEC por la Corporacion de Pilgrim's Pride tambien se podran obtener gratis por dirigir su pedido con la Corporacion de Pilgrim's Pride en 110 South Texas, Pittsburg, Texas, 75686. Inversionistas pueden obtener una lista de nombres detalladas, afiliaciones y intereses de participantes en la solicitacion de poderes de las accionistas de la Corporacion de Pilgrim's Pride para aprobar la transaccion a la siguiente direccion: 110 South Texas Street, Pittsburg, Texas 75686.

                                                          (PILGRIM'S PRIDE LOGO)

PILGRIM'S PRIDE PARTNER Q&A
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1.   WHY ARE PILGRIM'S PRIDE AND CONAGRA COMBINING?

     Buying ConAgra's chicken division represents a major step forward in our strategy to continue adding value to all of our products and services. As a result of our combination, Pilgrim's Pride will become a leading supplier to the U.S. prepared chicken products industry and the second-largest company in the chicken industry. We'll have annual net sales of approximately $5 billion and be more than 40,000 partners strong.

     ConAgra's chicken division is an excellent strategic fit for us because its well-known brands and highly customized cooked chicken products complement our own. Additionally, ConAgra's established relationships with broad line national distributors and its Southeastern processing facilities will enable us to provide customers at every point on the distribution chain with the broadest range of quality value-added products and services available in the market today.

     Together, we'll be able to compete on a larger scale and more effectively service the retail food industry. We'll also enhance our technological leadership. With the addition of ConAgra's case-ready processing plant in Gainesville, Georgia, which is scheduled to convert to fixed-weight this summer, we will add to our capabilities to cut and process case-ready, fixed-weight chicken for major national retailers.

2. HOW LONG WILL IT TAKE TO COMPLETE THE ACQUISITION? WHAT CAN PARTNERS EXPECT IN THE INTERIM?

     We anticipate that the transaction will be completed in the third calendar quarter of 2003. The transaction is subject to the approval of our stockholders and other customary conditions.

     In the interim, it is important that we all remain focused on meeting our commitments to our customers. We're forming transition teams, focusing on all facets of our operations, with representatives from both companies, to help ensure a smooth and successful integration of our businesses. You will hear more as our plans progress. We will continue to communicate frequently and keep you up-to-date as the integration proceeds.

3. HOW WILL STAFFING THROUGHOUT THE COMPANY BE DETERMINED? WILL ANY CONAGRA OR PILGRIM'S PRIDE PARTNERS BE LAID OFF?

     We do not anticipate any significant workforce reductions. The transition teams will be making organizational recommendations in the coming weeks and months. We will continue to communicate with you as organizational decisions are made.

4.   ARE THERE ANY PLANS FOR PLANT/FACILITY CONSOLIDATION? WHICH ONES?

     Since the transaction was just announced today, we're still working through the structure of the combined company. We will keep you informed as plans are made and the integration proceeds.


5.   WHAT SHOULD WE TELL OUR CUSTOMERS?

     This transaction supports our long-term strategy to build our consumer branded business in North America and will create a number of important benefits for our customers. As a result of this transaction, we will have the ability to offer customers at every point on the distribution chain the broadest range of quality value-added products and services available in the market today. Our increased size, geographic reach and technological leadership will drive improved efficiency and cost savings, and our enhanced product line and expanded distribution channels will help us better satisfy specific customer needs.

6.   WHERE CAN I GET MORE ANSWERS? WHO CAN I TALK TO?

     We encourage you to talk to your manager, supervisor or human resource manager Also, we're posting information in each facility and have that same information available on our corporate Intranet. During the transition period we will develop additional Q and A's for frequently asked questions. Your human resource manager can send in your question or you may directly email Ray Atkinson (ratkinson@pilgrimspride.com) in our Communication Department.